Exhibit 10.5

BIOHORIZONS, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.                                       Purpose of the Plan.  BioHorizons, Inc. (the “Company”) believes that ownership of shares of its common stock, par value $0.0001 per share (the “Common Stock”), by employees of the Company and its Participating Subsidiaries (as defined below) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success.  The purpose of the Company’s Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.  It is the intention of the Company to have the plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan, accordingly, shall be constructed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.                                       Shares Reserved for the Plan.  The maximum number of shares of Common Stock, which shall be made available for sale under the Plan shall be 100,000 shares, plus an annual increase on the first day of each of the Company’s fiscal years beginning in 2012, equal to the lesser of (i) 50,000 shares, (ii) one percent of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board of Directors, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 5(b) on the Offering Date of an Offering exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable.  Any amounts remaining in an Employee’s account not applied to the purchase of shares of Common Stock pursuant to this paragraph 2 shall be refunded on or promptly after the Purchase Date.  In such event, the Company shall give written notice of such reduction of the number of shares of Common Stock subject to the option to each Employee affected thereby.

3.                                       Administration of the Plan.  The Plan shall be administered by or under the direction of the Compensation Committee of the Board of Directors, which may delegate some or all of its duties and authority to one or more Company employees. The Compensation Committee may adopt, amend and rescind rules and regulations deemed desirable or appropriate for the operation of the Plan, adopt forms for use in connection with the Plan, construe and interpret the Plan or rights arising thereunder, and make all other determinations necessary or advisable for the administration of the Plan.  The Compensation Committee may consult with counsel for the Company on any matter arising under the Plan.  All determinations and decisions of the Compensation Committee shall be conclusive.

4.                                       Eligible Employees.  All Eligible Employees (as defined below) of the Company, BioHorizons Implant Systems, Inc. and each corporate subsidiary of the Company that is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a “Participating Subsidiary”) are eligible to participate in the Plan.  An “Eligible Employee” is an employee who is in the active service of the Company or a Participating Subsidiary on the applicable Subscription Deadline (as defined below) excluding, however, (a) any employee whose customary employment is less than 20 hours per week and less than 5 months per year, and (b) any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Code) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

5.                                       Offerings.

(a)                                  Offering and Purchase Dates.  The Plan shall be implemented by a series of six-month offerings (the “Offerings”), with a new Offering commencing on January 1 and July 1 of each year or the first business day thereafter (or at such other time or times as may be determined by the Board) and shall end on June 30 and December 31 of that year or the first business day thereafter.  The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.  The first Offering Date shall be at a time to be determined by the Compensation Committee.

(b)                                 Grants; Limitations.  On each Offering Date, each Eligible Employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 5,000 shares of Common Stock, and (ii) no option may be granted under the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

6.                                       Participation in the Plan.

(a)                                  Initiating Participation.  An Eligible Employee may elect to participate in an Offering under the Plan by completing a subscription agreement authorizing payroll deductions.  The subscription and payroll deduction authorization must be filed no later than the “Subscription Deadline,” which shall be a number of days prior to the Offering Date with the exact number of days being established from time to time by the Compensation Committee by written notice to Eligible Employees.  Once filed, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day.  The payroll deduction authorization will authorize the employing corporation to make payroll deductions in an amount designated by the participant from each of the participant’s paychecks during the Offering.  The designated amount to be deducted from each paycheck may not be less than 1% or more than 10% of the participant’s Compensation (as defined below) for the period covered by the paycheck.  If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

(b)                                 Definition of Compensation.  “Compensation” means the participant’s pay reportable on IRS Form W-2 (under Section 3401(a) of the Code), adjusted as follows:

(i)                                     Before-tax contributions to a non-qualified deferred compensation arrangement, contributions to a plan qualified under Section 401(k) of the Code, and any amounts set aside by the participant from otherwise taxable pay under a welfare benefit plan qualified under Section 125 of the Code shall be included.

(ii)                                  Expense reimbursements, disability benefits, payments from a nonqualified deferred compensation arrangement, stock option income, and adjustments for overseas employment (other than any transfer premium) shall be excluded.

(iii)                               Any payment representing excess vacation or paid time-off accruals (where such excess represents vacation or time-off not taken) shall be excluded.

(c)                                  Amending Participation.  After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions.  A permitted change in payroll deductions shall be effective for any pay period only if notice is received by the Company at least some number of days prior to the payday for that pay period, with the exact number of days being established from time to time by the Compensation Committee by written notice to participants.  Notwithstanding the foregoing, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (x) as soon as practicable following a request from the participant, payroll deductions from the participant shall cease and all such excess amounts shall be refunded to the participant, and (y) payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization.

(d)                                 Terminating Participation.  After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the Plan by notifying the Company at least some number of days prior to a Purchase Date, with the exact number of days being established from time to time by the Compensation Committee by written notice to participants.  Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death or retirement.  A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering.  Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s Compensation and not previously used to purchase shares under the Plan shall be returned to him or her, or, in the case of his or her death, to the person or persons entitled thereto under paragraph 12, and his or her option will be automatically terminated.

7.                                       Option Price.  The price at which shares shall be purchased in an Offering shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of Common Stock on the Purchase Date of the Offering.  The fair market value of a share of Common Stock on any date shall be (i) if the

Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), on the composite tape or other comparable reporting system; or (ii) if the Common Stock is not listed on a national securities exchange and such price is not regularly reported, the mean between the bid and asked prices per share of the Common Stock at the close of trading in the over-the-counter market.

8.                                       Purchase of Shares.  All amounts withheld from the Compensation of a participant shall be credited to his or her account under the Plan.  No interest will be paid on such accounts, unless otherwise determined by the Board of Directors.  On each Purchase Date, the amount of the account of each participant will be applied to the purchase of shares by such participant from the Company at the price determined under paragraph 7 above. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash from the fractional share shall be carried forward to the next Purchase Date, unless the participant requests a cash payment. Any other cash balance remaining in a participant’s account after a Purchase Date including as a result of the limitations set forth in paragraph 5(b) above shall be returned to the participants as promptly as possible.

9.                                       Delivery and Custody of Shares.  Upon the written request of a participant, certificates representing the shares purchased by participants pursuant to the Plan will be issued as promptly as practicable after the Purchase Date of each Offering to participants who wish to hold their shares in certificate form except that the Compensation Committee may determine that such shares shall be held for each participant’s benefit by a broker designated by the Compensation Committee.

10.                                 Records and Statements.  The Custodian will maintain the records of the Plan.  As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his or her account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Compensation Committee shall determine from time to time.

11.                                 Expense of the Plan.  The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan, and on delivery of shares to a participant or into his or her brokerage account.  The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant.  Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

12.                                 Designation of Beneficiary.

(a)                                  A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the Purchase Date but prior to delivery to him or her of such shares and cash.  In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.  Beneficiary designations shall be made either in writing or by electronic delivery as directed by the Company.

(b)                                 Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which may be electronic.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.                                 Transferability.  The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to terminate participation in accordance with paragraph 6(d).

14.                                 Voting and Shareholder Communications.  In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s accounts to be voted in accordance with instructions from the participant or, if requested by a participant, furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for his or her accounts.  Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

15.                                 Tax Withholding. In the event that the Company or any Subsidiary is required to withhold any Federal, state, local or foreign taxes in respect of any compensation or other income realized by the Participant, the Company or such Subsidiary may deduct from any payments of any kind otherwise due to such Participant, including without limitation the proceeds of any sale of Common Stock for the account of the Participant, the aggregate amount of such Federal, state, local or foreign taxes required to be withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, the Participant will be required to pay to the Company or such Subsidiary, or make other arrangement satisfactory to the Company or such Subsidiary regarding payment to the Company or such Subsidiary of, the aggregate amount of any such taxes.

16.                                 Responsibility and Indemnity.  Neither the Company, its Board of Directors, the Compensation Committee, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance.  The Company will indemnify and save harmless its Board of Directors, the Compensation Committee, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

17.                                 Conditions and Approvals.  The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

18.                                 Adjustments Upon Changes in Capitalization.

(a)                                  Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options under paragraph 2, the maximum number of shares of Common Stock that may be purchased by a participant set forth in paragraph 5(b), as well as the price per share of Common Stock covered by each unexercised option under the Plan, may be proportionately adjusted for any increase or decrease in the number of issues shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

(b)                                 In the event of the proposed dissolution or liquidation of the Company, an Offering then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering then in progress by setting a new Purchase Date (the “New Purchase Date”).  If the Board of Directors shortens the Offering then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board of Directors shall notify each participant in writing, at least ten days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering as provided in paragraph 6(d).  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other reorganization, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets, merger or other reorganization, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other reorganization by holders of Common Stock for each share of Common Stock held on the effective date of such transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or other reorganization.

(c)                                  The Board of Directors may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options under paragraph 2, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.                                 Amendment and Termination of the Plan.  The Board of Directors of the Company may from time to time amend or terminate the Plan. Except as provided in paragraphs 2 or 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant provided that an Offering may be terminated by the Board of Directors on a Purchase Date or by the Board of Director’s setting a new Purchase Date with respect to an Offering then in progress if the Board of Directors determines that termination of the Offering is in the best interests of the Company and the stockholders or if continuation of the Offering would cause the Company to incur adverse accounting charges in the generally-accepted accounting rules applicable to the Plan.  In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation); the Company shall obtain stockholder approval in such a manner and to such a degree as so required. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board of Directors shall be entitled to change the Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board of Directors determines in its sole discretion advisable that are consistent with the Plan.

20.                                 Term of Plan.  The Plan became effective the date on which the Securities and Exchange Commission declared the Registration Statement effective and shall continue in effect for a term of twenty years unless sooner terminated under paragraph 19.

21.                                 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Company or any subsidiary, or affect any right which the Company or any subsidiary may have to terminate the employment of the Eligible Employee.

22.                                 Information Regarding Disqualifying Dispositions.  By electing to participate in the Plan, each participant agrees to provide any information about any transfer of shares of Common Stock acquired under the Plan that occurs within two years after the first business day of the Offering in which such shares were acquired as may be requested by the Company or any Subsidiaries in order to assist it in complying with the tax laws.

23.                                 Rights as a Stockholder.  Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No Employee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

24.                                 Applicable Law.  This Plan shall be governed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.